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Exhibit 10(g)

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Agreement") dated as of March 28, 2002 is among K2 INC., a Delaware corporation (the "Company"), each subsidiary of the Company listed on the signature pages hereof, such other subsidiaries of the Company as from time to time become parties hereto (together with the Company, each individually a "Debtor" and collectively the "Debtors") and BANK OF AMERICA, N.A. ("Bank of America"), in its capacity as collateral agent (in such capacity, the "Collateral Agent") under the Intercreditor Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, the Company, various financial institutions (the "Lenders") and Bank of America, as Administrative Agent (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement dated as of December 21, 1999 (as amended, restated or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, the Company is a party to separate Note Agreements dated as of October 15, 1992 (as amended, restated or otherwise modified from time to time, the "1992 Note Agreements") with various purchasers (the "1992 Noteholders");

        WHEREAS, the Company is a party to a Note Purchase Agreement dated as of December 1, 1999 (as amended, restated or otherwise modified from time to time, the "1999 Note Agreement"; together with the 1992 Note Agreements, the "Note Agreements") with various purchasers (the "1999 Noteholders"; together with the 1992 Noteholders, collectively the "Noteholders");

        WHEREAS, each of the Debtors (other than the Company) has guarantied all obligations of the Company under the Credit Agreement, the Note Agreements and certain other financing arrangements;

        WHEREAS, pursuant to (i) the Continuing Guaranty dated August 19, 2000, (ii) the Amended and Restated Continuing Guaranty (Multicurrency) dated March 28, 2002 and (iii) the Continuing Guaranty (Multicurrency) dated July 31, 1998, the Company has guaranteed all of the obligations of K-2 Corporation, K2 Ski Sport + Mode GmbH and Shakespeare Company (UK) Limited, respectively, under various financing arrangements made available to such entities by Bank of America and various subsidiaries and affiliates thereof;

        WHEREAS, pursuant to the Continuing Guaranty (Foreign Currency) dated October 29, 1998, the Company has guaranteed all of the obligations of K2 Japan Co. Ltd. under a financing arrangement made available to such entity by Union Bank of California, N.A.;

        WHEREAS, pursuant to an Amended and Restated Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"), the Administrative Agent, on behalf of itself and the Lenders, the Noteholders, various other parties from time to time party thereto and the Collateral Agent have agreed that (i) the Benefited Obligations (as defined in the Intercreditor Agreement) shall be secured and guarantied pari passu and (ii) Bank of America shall act as collateral agent for the Benefited Parties (as defined in the Intercreditor Agreement); and

        WHEREAS, the Benefited Obligations of each Debtor are to be secured pursuant to this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions; Interpretation.     When used herein, (a) the terms Account, Account Debtor, Certificated Security, Commodity Account, Commodity Contract, Chattel Paper, Deposit Account, Document, Equipment, Fixture, Goods, Inventory, Investment Property, Instrument, Payment Intangible,

Security, Security Entitlement, Securities Account and Uncertificated Security shall have the respective meanings assigned to such terms in the UCC (as defined below), (b) the terms Benefited Obligations, Benefited Parties, Collateral Release Date, Event of Default and Financing Agreement shall have the respective meanings assigned to such terms in the Intercreditor Agreement, (c) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Financing Agreement and (d) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

        Administrative Agent—see the Recitals.

        Agreement—see the Preamble.

        Assignee Deposit Account—see Section 4.

        Bank of America—see the Preamble.

        Business Day means any day on which Bank of America is open for commercial banking business in Los Angeles, New York and Charlotte.

        Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

        Collateral Agent—see the Preamble.

        Company—see the Preamble.

        Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated with the foregoing, whether now or hereafter owned, licensed or leased by such Debtor; and (iv) all documentation for the hardware, software and firmware described in the preceding clauses (i), (ii) and (iii) above, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

        Costs and Expenses means, with respect to any Debtor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with (i) the execution, delivery and performance of this Agreement by such Debtor, (ii) protecting, preserving or maintaining any Collateral of such Debtor and (iii) enforcing any rights of the Collateral Agent hereunder in respect of the Collateral of such Debtor.

        Credit Agreement—see the Recitals.

        Debtor—see the Preamble.

        Default means the occurrence of any of the following events: (a) any Unmatured Event of Default under Section 8.01(g) of the Credit Agreement, Section 6.1(i), (j) or (k) of the 1992 Note Agreements or Section 11(h) of the 1999 Note Agreement; (b) any Event of Default; or (c) any warranty of any

Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the Collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the Collateral is materially impaired or otherwise materially adversely affected.

        Excluded Asset means all Originator Collateral (as defined in the Receivables Sale and Contribution Agreement); provided that no Inventory shall constitute an Excluded Asset unless it is related to a Transferred Account and is in transit to, has been returned by or has been reclaimed from an Account Debtor; no Equipment shall constitute an Excluded Asset unless it is identifiable proceeds of other Excluded Assets; and no customer list or Securitization Hardware or Software shall constitute an Excluded Asset.

        General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in UCC and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

        Intellectual Property means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

        Intercreditor Agreement—see the Recitals.

        Lenders—see the Recitals.

        Liabilities means, as to each Debtor, all Benefited Obligations of such Debtor.

        1992 Note Agreements—see the Recitals.

        1992 Noteholders—see the Recitals.

        1999 Note Agreement—see the Recitals.

        1999 Noteholders—see the Recitals.

        Non-Tangible Collateral means, with respect to any Debtor, such Debtor's Accounts and General Intangibles which constitute Collateral hereunder.

        Note Agreements—see the Recitals.

        Noteholders—see the Recitals.

        Permitted Accounts Receivable Financing Facility means a "Permitted Accounts Receivable Financing Facility" under and as defined in each of the Credit Agreement, the 1992 Note Agreements and the 1999 Note Agreement.

        Permitted Deposit Account means each Deposit Account established pursuant to (and intended to be used exclusively in connection with) any Permitted Accounts Receivable Financing Facility.

        Permitted Liens means (a) liens and claims expressly permitted by each Financing Agreement and (b) liens arising in connection with non-exclusive licenses of Securitization Hardware and Software.

        Receivables Sale and Contribution Agreement means the Receivables Sale and Contribution Agreement dated as of March 28, 2002 among the Company, as parent guarantor, Stearns Inc., Shakespeare Company, LLC and K-2 Corporation, as originators, and K2 Finance Company, LLC, as buyer, as such Agreement is in effect on the date hereof.

        Securitization Hardware and Software means the Computer Hardware and Software used to service and/or monitor the accounts and payments intangibles of the Company and its Subsidiaries; the Computer Hardware and Software and other computer materials otherwise relating to the Excluded Assets; and the printouts and other computer materials, technical knowledge or processes, data bases, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature relating to the Excluded Assets.

        Transferred Account means any Account or Payment Intangible of a Debtor which has been sold or in which a security interest has been granted pursuant to a Permitted Accounts Receivable Financing Facility.

        UCC means the Uniform Commercial Code as in effect from time to time in the State of California.

        Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

        2.    Grant of Security Interest.    As security for the payment of all of its Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, all of such Debtor's right, title and interest in the following:

  (i)
  Accounts;

  (ii)
  Chattel Paper;

  (iii)
  Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

  (iv)
  Deposit Accounts;

  (v)
  Documents;

  (vi)
  General Intangibles (including Payment Intangibles);

  (vii)
  Goods (including, without limitation, all of its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

  (viii)
  Instruments (together with all guaranties thereof and security therefor);

  (ix)
  Intellectual Property;

  (x)
  money (of every jurisdiction whatsoever);

  (xi)
  Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Security Accounts); and

  (xii)
  to the extent not included in the foregoing, other personal property of any kind or description;

in each case whether now or hereafter existing or acquired, together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing, all distributions on or rights arising out of any of the foregoing, and all claims and/or insurance payments arising out of the loss, nonconformity or interference with the use of, or infringements of rights in, or damage to, any of the foregoing; provided that the Collateral shall not include (A) any Excluded Asset or (B) any other asset (including, without limitation, any General Intangible) to the extent, and only to the extent, that such asset is subject to a contract or other agreement which contains a legally enforceable provision which would be breached by the grant of the security interest to the Collateral Agent pursuant to the terms of this Agreement (except that if and when any such prohibition is removed, the Collateral Agent will be deemed to have been granted a security interest in the applicable contract or asset as of the date hereof, and the Collateral will be deemed to include such contract or asset).

        3.    Warranties.    Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent for the benefit of the Benefited Parties) covering any of the Collateral is on file in any public office, other than financing statements related to Permitted Liens; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Benefited Party will be true and correct in all material respects as of the date furnished; (iv) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, state of organization or incorporation, federal employer identification number, organizational identification number as designated by the state of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after June 30, 2001); (v) each other location where such Debtor maintains a place of business or has any Goods is set forth on Schedule II hereto; (vi) except as disclosed on Schedule III, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as disclosed on Schedule III, during the five years preceding the date hereof, such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement, nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) Schedule IV hereto contains a complete listing of all of such Debtor's Intellectual Property which is subject to registration statutes and (ix) upon the filing of financing statements on Form UCC-1 in the appropriate governmental offices, the Collateral Agent will have a valid lien upon and perfected security interest in all of the Collateral in which a security interest can be perfected by filing under the UCC (subject only to Permitted Liens).

        4.    Collections, etc.    The Collateral Agent may, at any time that a Default exists, whether before or after the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Promptly following any request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

        Upon request by the Collateral Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Collateral Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent for the benefit of the Benefited Parties until delivery is made to the Collateral Agent. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Agent pursuant to the foregoing sentence.

        Upon request by the Collateral Agent during the existence of a Default, all items or amounts which are delivered by any Debtor to the Collateral Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor maintained with the Collateral Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Collateral Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in accordance with the terms of the Intercreditor Agreement, and the Collateral Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

        During the existence of a Default, the Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

        From and after May 15, 2002, no Debtor shall maintain any Deposit Account or deposit any items or amounts in any Deposit Account, except (i) Deposit Accounts maintained with the Collateral Agent, (ii) Permitted Deposit Accounts and (iii) Deposit Accounts as to which such Debtor, the Collateral Agent and the depository bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account without further consent by such Debtor.

        Each Debtor hereby appoints the Collateral Agent as the attorney-in-fact for such Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instruments which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless a Default exists.

        5.    Certificates, Schedules and Reports.    Each Debtor will, from time to time, deliver to the Collateral Agent and any Benefited Party such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Collateral Agent or such Benefited Party may reasonably request.

        6.    Agreements of the Debtors.    Each Debtor (a) will, from time to time, deliver to the Collateral Agent such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Collateral Agent) and do such other acts and things (including, without limitation, delivery to the Collateral Agent of any Instruments or Certificated Securities which constitute Collateral), as are necessary or as the Collateral Agent may reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction); (b) will keep all its Inventory (other than in-transit Inventory) at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Collateral Agent not less than 10 days' prior written notice; (c) will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 30 days' prior notice of such change; (d) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Collateral Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (e) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors of such Debtor as the Collateral Agent may from time to time reasonably request; (f) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (g) without limiting the provisions of Section 6.04 of the Credit Agreement, will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Collateral Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Collateral Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in accordance with the terms of the Intercreditor Agreement) and such policies or certificates thereof shall, if the Collateral Agent so requests, be deposited with or furnished to the Collateral Agent; (h) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (i) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working or running order, ordinary wear and tear excepted; (j) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity thereof is being contested by such Debtor in good faith by appropriate proceedings; (k) will, promptly upon request of the Collateral Agent, (I) cause the security interest of the Collateral Agent to be noted on each certificate of title covering Equipment specified by the Collateral Agent and (II) deliver all such certificates to the Collateral Agent or its designee; (l) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (m) will keep all of such Debtor's Deposit Accounts and Investment Property in the continental United States; (n) will permit the Collateral Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon reasonable request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (o) will not create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Collateral Agent; and (p) will, promptly upon any officer of such Debtor obtaining knowledge that such Debtor has acquired a commercial tort claim (as defined in Section 9-102 of the UCC), notify the Collateral Agent in a writing signed by such Debtor of the details of such commercial tort claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

        Whenever a Default shall be existing, the Collateral Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Collateral Agent do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Collateral Agent for all Costs and Expenses. Notwithstanding the foregoing, neither the Collateral Agent nor any other Benefited Party shall have any obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

        7.    Default.    (a) Whenever a Default shall be existing, the Collateral Agent may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law (in addition to those described below).

        (b)  Each Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Collateral Agent, and (ii) at the Collateral Agent's request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Collateral Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

        (c)  Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been "sent" upon deposit in the United States mail with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephonic or Internet services, as applicable. Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

        (d)  Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

        (e)  Any cash proceeds of any disposition by the Collateral Agent of any of the Collateral shall be applied by the Collateral Agent to payment of Costs and Expenses and thereafter to the payment of any and all of the other Liabilities in accordance with the terms of the Intercreditor Agreement, and thereafter any surplus will be paid to the applicable Debtor or as a court of competent jurisdiction shall direct. The Collateral Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.

        8.    Grant of License; etc.

        (a)  The Collateral Agent, on behalf of the Benefited Parties, hereby grants a license, to the extent that the Collateral Agent has the power and right to grant such license without the consent of any third party other than the Company or any Affiliate thereof, to each Person (other than the Company or any of its Subsidiaries) which is a party to a Permitted Accounts Receivables Financing Facility (the "Receivables Purchasers") to use the trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses and franchises, in each case to the extent any of the foregoing pertains to the Excluded Assets (collectively the "Receivables Intellectual Property"), in the advertising for sale and selling of any of the Excluded Assets, or exercising of any other remedies pursuant to the applicable Permitted Accounts Receivable Financing Facility; provided that no such licensee shall exercise such license except upon both (i) the occurrence and continuation of a default under the applicable Permitted Accounts Receivables Financing Facility and (ii) after giving prior written notice thereof to the Company and the Collateral Agent.

        (b)  The Collateral Agent, on behalf of the Benefited Parties, hereby acknowledges and agrees that the license granted hereby shall survive and continue in the Receivables Intellectual Property notwithstanding the exercise by the Collateral Agent of its default remedies in respect of the Collateral upon the occurrence and during the continuance of an Event of Default.

        (c)  The Debtors and the Collateral Agent, on behalf of the Benefited Parties, hereby agree that, without the prior written consent of the Receivables Purchasers (or, if at any time there is more than one Receivables Purchaser, the requisite number of Receivables Purchasers required to amend the applicable Permitted Accounts Receivable Financing Facility), they will not amend the definition of "Excluded Assets" or otherwise amend, supplement or modify this Agreement or any other Collateral Document in a manner that materially impacts the ability of (i) the Debtors to service and/or monitor the Transferred Accounts or (ii) the Receivables Purchasers to exercise default remedies in respect of any other item included in the Excluded Assets.

        (d)  The Receivables Purchasers shall be third-party beneficiaries of this Section 8.

This Section 8 may not be amended without the written consent of the "Administrative Agent" as defined in the Receivables Sale and Contribution Agreement.

        9.    General.    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to the preservation of the Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

        Any notice hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at the address of its chief executive office shown on Schedule I (or, in the case of the Collateral Agent, underneath its signature hereto) or at such other address as such party may have designated as its address for such purpose by (i) written notice received by the Collateral Agent or (ii) in the case of a change of the Collateral Agent's address, written notice received by the Company (which shall be conclusively presumed to have been received by all other parties).

        No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        Unless released in writing by the Agent, this Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or any other Benefited Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such Benefited Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such Benefited Party had not been made.

        This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed entirely within such State (except to the extent that, pursuant to California law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        This Agreement shall remain in full force and effect until the earlier to occur of (a) the payment in full in cash of all Liabilities and the termination of all commitments to create Liabilities and (b) the Collateral Release Date. Upon any such termination, the Collateral Agent will, upon any Debtor's request and at such Debtor's sole expense, (i) deliver to such Debtor, without any representation, warranty or recourse of any kind whatsoever, all of such Debtor's Collateral held by the Collateral Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence such termination and the release of any security interest granted hereby. If the Collateral Agent reasonably determines that it is permitted to release any Collateral in accordance with Section 3(f) or 9(g) of the Intercreditor Agreement, then the Collateral Agent will, upon any Debtor's request and at such Debtor's sole expense, execute and deliver such releases as may be necessary to terminate of record the Collateral Agent's security interest (for the benefit of the Benefited Parties) in such Collateral.

        The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering a counterpart to the Collateral Agent of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

        ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER

PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST ANY ONE OR MORE OF THE DEBTORS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH DEBTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND EACH OTHER FINANCING AGREEMENT.

        EACH DEBTOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER BENEFITED PARTY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

K2 INC.
By:

Title:

SHAKESPEARE COMPANY, LLC
SHAKESPEARE CONDUCTIVE FIBERS, LLC
SITCA CORPORATION
K2 CORPORATION
KATIN, INC.
PLANET EARTH SKATEBOARDS, INC.
K-2 INTERNATIONAL, INC.
MORROW SNOWBOARDS INC.
SMCA, INC.
STEARNS INC.
K2 BIKE INC.
RIDE, INC.
By:

Title:

BANK OF AMERICA, N.A., as Collateral Agent
By:

Title:

Agency Management CA9-706-11-03 555 S. Flower Street, 11th Floor Los Angeles, CA 90071 Attention: Gina Meador

ADDITIONAL SIGNATURE PAGE to the Security Agreement dated as of March 28, 2002 (the "Security Agreement") among K2 Inc. (the "Company"), Bank of America, N.A., as Collateral Agent, and various Subsidiaries of the Company.

The undersigned is executing a counterpart of this Security Agreement for purposes of becoming a party hereto (and attached hereto are supplemental schedules setting forth information with respect to the undersigned required to make the representations and warranties with respect to the undersigned set forth in this Security Agreement accurate as of the date hereof):
[ ]

By:

Name:

Title:

SCHEDULE I
TO SECURITY AGREEMENT

Corporate Information

[TO BE COMPLETED FOR ALL DEBTORS]

Debtor's federal employment identification number:

Debtor's state organizational identification number:

Debtor's state of organization:

Debtor's true and correct name as registered in its state of organization:

Debtor's chief executive office:

  [Address]
  Attention:
  Facsimile:
  E-mail:

Debtor's principal place of business:

        [Address]

SCHEDULE II
TO SECURITY AGREEMENT

Addresses Of All Locations At Which Goods Are Located
(Specify whether such location is owned or leased by the applicable Debtor)

SCHEDULE III
TO SECURITY AGREEMENT

Tradenames, etc.

SCHEDULE IV
TO SECURITY AGREEMENT

Intellectual Property; Trademarks; Patents; Copyrights; etc.

QuickLinks

SCHEDULE I TO SECURITY AGREEMENT
SCHEDULE II TO SECURITY AGREEMENT
SCHEDULE III TO SECURITY AGREEMENT
SCHEDULE IV TO SECURITY AGREEMENT